EX-99.23(g)(14)


                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 1st day of May, 2006, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement; and

     WHEREAS, there has been a change in the officers of the Funds; and

     WHEREAS, in order to reflect the name change of JNL/FMR Capital Growth Fund to JNL/FMR Mid-Cap Equity Fund; and

     WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Trust and the Custodian wish to amend the Agreement to add certain Funds of the JNL Series Trust (each such Fund, together with all other Funds established by the Trust and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

     2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

     3. To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

     4. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     5. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL SERIES TRUST
                                    JNL INVESTORS SERIES TRUST

                                    By: ______________________________
                                    Name: Robert A. Fritts
                                    Title: President

                                    MELLON TRUST OF NEW ENGLAND, N.A.

                                    By: ______________________________
                                    Name:_____________________________
                                    Title: ___________________________

                                   APPENDIX A

                           LIST OF AUTHORIZED PERSONS


        I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

        The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

       NAME                                          SIGNATURE


Robert A. Fritts


Mark D. Nerud


Susan S. Rhee


William V. Simon


Jeffrey C. Nellessen



                                            JNL SERIES TRUST
                                            JNL INVESTORS SERIES TRUST


                                            By:
                                                 Susan S. Rhee, Secretary

                                   APPENDIX B

                                 TRUST OFFICERS


        I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

        The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                POSITION                           SIGNATURE

Robert A. Fritts           President and Chief
                           Executive Officer

Mark D. Nerud              Vice President, Treasurer
                           and Chief Financial Officer

Susan S. Rhee              Vice President, Secretary
                           and Counsel

Steven J. Fredricks        Chief Compliance Officer


Jeffrey C. Nellessen       Assistant Treasurer


                                            JNL SERIES TRUST
                                            JNL INVESTORS SERIES TRUST


                                            By:
                                                Susan S. Rhee, Secretary
                                                Dated: May 1, 2006

                                   APPENDIX F

                                  LIST OF FUNDS
                               (as of May 1, 2006)

JNL SERIES TRUST                                     JNL INVESTORS SERIES TRUST

FUNDS:                                               FUNDS:
JNL/AIM Large Cap Growth Fund                        JNL Money Market Fund
JNL/AIM Real Estate Fund
JNL/AIM Small Cap Growth Fund
JNL/Alger Growth Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/FMR Balanced Fund
JNL/FMR Mid-Cap Equity Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs Short Duration Bond Fund
JNL/JPMorgan International Equity Fund
JNL/JPMorgan International Value Fund
JNL/Lazard Emerging Markets Fund
JNL/Lazard Small Cap Value Fund
JNL/Lazard Mid Cap Value Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Enhanced S&P 500 Stock Index Fund
JNL/Oppenheimer Global Growth Fund
JNL/Oppenheimer Growth Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/Putnam Equity Fund
JNL/Putnam Midcap Growth Fund
JNL/Putnam Value Equity Fund
JNL/Salomon Brothers High Yield Bond Fund
JNL/Salomon Brothers Strategic Bond Fund
JNL/Salomon Brothers U.S. Government & Quality Bond Fund
JNL/Select Balanced Fund
JNL/Select Large Cap Growth Fund
JNL/Select Global Growth Fund
JNL/Select Money Market Fund
JNL/Select Value Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Value Fund